Lincoln Electric Reports First Quarter 2020 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2020 RESULTS

First Quarter 2020 Highlights
▪ Operating as an “essential business” (1) in substantially all locations to serve customers
▪ Implemented best practice hygiene and safety measures to protect employees
▪ Net sales declined 7.5%; Organic sales declined 9.5%
▪ Operating income margin declined 90 basis points to 11.5%; Adjusted operating income margin declined 40 basis points to 12.6%
▪ Q1 EPS decreases 18.8% to $0.91; Adjusted EPS decreases 14.5% to $1.00
▪ $140 million returned to shareholders through dividends and share repurchases
▪ Solid balance sheet with 1.85 Total debt/EBITDA ratio, $163 million in cash and $314 million in available credit under existing borrowing facilities

CLEVELAND, Monday, April 27, 2020 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2020 net income of $55.6 million, or diluted earnings per share (EPS) of $0.91, which includes special item after-tax net charges of $5.4 million, or $0.09 EPS. This compares with prior year period net income of $71.5 million, or $1.12 EPS, which included special item after-tax charges of $3.5 million, or $0.05 EPS. Excluding these items, first quarter 2020 adjusted net income was $60.9 million, or $1.00 EPS, as compared with $75.0 million, or $1.17 EPS in the prior year period. The reported and adjusted effective tax rate was 26.8% in the first quarter 2020 as compared with a reported 23.1% tax rate in the prior year period, or 22.9% on an adjusted basis.

First quarter 2020 sales decreased 7.5% to $702.0 million from a 9.5% decrease in organic sales and 1.3% unfavorable foreign exchange, partially offset by a 3.2% benefit from acquisitions. Operating income for the first quarter 2020 was $81.1 million, or 11.5% of sales. This compares with operating income of $94.5 million, or 12.4% of sales, in the prior year period. Excluding special items, adjusted operating income was $88.4 million, or 12.6% of sales, as compared with $98.8 million, or 13.0% of sales, in the prior year period.

“We executed well in an increasingly challenging environment,” said Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our priority has been to protect employees’ health and safety as we operated as an ‘essential business’ across substantially all of our locations in the quarter.”

“Global demand trends weakened significantly in April, declining in the low 40% range versus the prior year,” stated Mapes. “To mitigate the impact of lower demand, we expanded our cost reduction initiatives and expect these new measures, combined with earlier actions, to now generate $40 to $45 million in realized cost savings in 2020. While we expect demand to trough in the second quarter, our strong investment-grade balance sheet profile, liquidity, and cash flow generation give me tremendous confidence in our ability to successfully navigate this challenging period and generate long-term value for our shareholders.”

______________________________________________________________________________

(1)
"Essential business" defined as business that continues to operate within a critical infrastructure sector established by the Cybersecurity & Infrastructure Security Agency of the U.S. Department of Homeland Security, a well as other governments worldwide.

Lincoln Electric Reports First Quarter 2020 Financial Results

Webcast Information

A conference call to discuss first quarter 2020 financial results will be webcast live today, April 27, 2020, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 9746539. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2020 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 59 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") outbreak, on the Company or its customers, suppliers and the economy in general.  The Company has begun to see the impacts of COVID-19 on its markets and operations including softening demand, supply chain disruptions, and other logistics constraints. The full extent to which COVID-19 will adversely impact the Company’s business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the outbreak and the effectiveness of actions globally to contain or mitigate its effects. While this matter will negatively impact the Company’s results of operations, cash flows and financial position, the

Lincoln Electric Reports First Quarter 2020 Financial Results

current level of uncertainty over the economic and operational impacts of COVID-19 means the full financial impact cannot be reasonably estimated at this time. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$701,991	100.0%	$759,174	100.0%	$(57,183)	(7.5%)
Cost of goods sold	464,669	66.2%	500,753	66.0%	36,084	7.2%
Gross profit	237,322	33.8%	258,421	34.0%	(21,099)	(8.2%)
Selling, general & administrative expenses	149,727	21.3%	160,408	21.1%	10,681	6.7%
Rationalization and asset impairment charges	6,521	0.9%	3,535	0.5%	(2,986)	(84.5%)
Operating income	81,074	11.5%	94,478	12.4%	(13,404)	(14.2%)
Interest expense, net	5,458	0.8%	5,323	0.7%	(135)	(2.5%)
Other income (expense)	309	—	3,763	0.5%	(3,454)	(91.8%)
Income before income taxes	75,925	10.8%	92,918	12.2%	(16,993)	(18.3%)
Income taxes	20,370	2.9%	21,452	2.8%	1,082	5.0%
Effective tax rate	26.8%		23.1%		(3.7%)
Net income including non-controlling interests	55,555	7.9%	71,466	9.4%	(15,911)	(22.3%)
Non-controlling interests in subsidiaries’ loss	(7)	—	(14)	—	7	50.0%
Net income	$55,562	7.9%	$71,480	9.4%	$(15,918)	(22.3%)

Basic earnings per share	$0.92		$1.13		$(0.21)	(18.6%)
Diluted earnings per share	$0.91		$1.12		$(0.21)	(18.8%)
Weighted average shares (basic)	60,184		63,160
Weighted average shares (diluted)	60,799		63,899

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2020	December 31, 2019
Cash and cash equivalents	$163,375	$199,563
Total current assets	1,059,344	1,075,581
Property, plant and equipment, net	503,179	529,344
Total assets	2,305,900	2,371,213
Total current liabilities	654,822	563,135
Short-term debt (1)	132,378	34,969
Long-term debt, less current portion	715,950	712,302
Total equity	667,960	819,077

Operating Working Capital	March 31, 2020	December 31, 2019
Accounts receivable, net	$385,673	$374,649
Inventories	398,248	393,748
Trade accounts payable	248,335	273,002
Operating working capital	$535,586	$495,395

Average operating working capital to Net sales (2)	19.1%	16.8%

Invested Capital	March 31, 2020	December 31, 2019
Short-term debt (1)	$132,378	$34,969
Long-term debt, less current portion	715,950	712,302
Total debt	848,328	747,271
Total equity	667,960	819,077
Invested capital	$1,516,288	$1,566,348

Total debt / invested capital	55.9%	47.7%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2020	2019
Operating income as reported	$81,074	$94,478
Special items (pre-tax):
Rationalization and asset impairment charges (2)	6,521	3,535
Acquisition transaction and integration costs (3)	—	790
Amortization of step up in value of acquired inventories (4)	806	—
Adjusted operating income (1)	$88,401	$98,803
As a percent of total sales	12.6%	13.0%

Net income as reported	$55,562	$71,480
Special items:
Rationalization and asset impairment charges (2)	6,521	3,535
Acquisition transaction and integration costs (3)	—	790
Amortization of step up in value of acquired inventories (4)	806	—
Tax effect of Special items (5)	(1,976)	(813)
Adjusted net income (1)	60,913	74,992
Non-controlling interests in subsidiaries’ loss	(7)	(14)
Interest expense, net	5,458	5,323
Income taxes as reported	20,370	21,452
Tax effect of Special items (5)	1,976	813
Adjusted EBIT (1)	$88,710	$102,566

Effective tax rate as reported	26.8%	23.1%
Net special item tax impact	—	(0.2%)
Adjusted effective tax rate (1)	26.8%	22.9%

Diluted earnings per share as reported	$0.91	$1.12
Special items per share	0.09	0.05
Adjusted diluted earnings per share (1)	$1.00	$1.17

Weighted average shares (diluted)	60,799	63,899

(1)
Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.

(4)	Related to an acquisition and are included in Cost of goods sold.

(5)	Includes the net tax impact of Special items recorded during the respective periods.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2020	2019
Net income as reported	$277,191	$297,722
Rationalization and asset impairment charges	18,174	18,645
Acquisition transaction and integration costs	1,014	3,381
Pension settlement charges	—	5,928
Amortization of step up in value of acquired inventories	3,814	—
Gains on asset disposals	(3,554)	—
Gain on change in control	(7,601)	—
Tax effect of Special items (2)	(8,549)	(7,328)
Adjusted net income (1)	$280,489	$318,348
Plus: Interest expense, net of tax of $6,484 and $6,211 in 2020 and 2019, respectively	19,489	18,666
Less: Interest income, net of tax of $605 and $1,605 in 2020 and 2019, respectively	1,818	4,825
Adjusted net income before tax-effected interest	$298,160	$332,189

Invested Capital	March 31, 2020	March 31, 2019
Short-term debt	$132,378	$110
Long-term debt, less current portion	715,950	705,725
Total debt	848,328	705,835
Total equity	667,960	864,665
Invested capital	$1,516,288	$1,570,500

Return on invested capital (1)	19.7%	21.2%

	Twelve Months Ended March 31,
Total Debt / EBITDA	2020	2019
Net income as reported	$277,191	$297,722
Income taxes	74,328	79,741
Interest expense, net	23,550	18,447
Depreciation and amortization	83,614	73,113
EBITDA (1)	$458,683	$469,023

	March 31, 2020	March 31, 2019
Total debt	$848,328	$705,835

Total debt / EBITDA	1.85	1.50

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended March 31, 2020.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net income	$55,562	$71,480
Non-controlling interests in subsidiaries’ loss	(7)	(14)
Net income including non-controlling interests	55,555	71,466
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(236)	1,424
Depreciation and amortization	21,028	18,901
Equity earnings in affiliates, net	(162)	(448)
Other non-cash items, net	(4,182)	4,394
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(25,698)	(26,900)
Increase in inventories	(17,401)	(14,638)
Decrease in trade accounts payable	(16,676)	(15,107)
Net change in other current assets and liabilities	11,693	(14,648)
Net change in other long-term assets and liabilities	(1,949)	1,434
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,972	25,878

INVESTING ACTIVITIES:
Capital expenditures	(11,828)	(16,251)
Proceeds from sale of property, plant and equipment	6,100	302
Other investing activities	—	2,000
NET CASH USED BY INVESTING ACTIVITIES	(5,728)	(13,949)

FINANCING ACTIVITIES:
Net change in borrowings	97,777	(3)
Proceeds from exercise of stock options	1,047	637
Purchase of shares for treasury	(109,762)	(75,584)
Cash dividends paid to shareholders	(30,675)	(30,560)
NET CASH USED BY FINANCING ACTIVITIES	(41,613)	(105,510)

Effect of exchange rate changes on Cash and cash equivalents	(10,819)	1,866
DECREASE IN CASH AND CASH EQUIVALENTS	(36,188)	(91,715)
Cash and cash equivalents at beginning of period	199,563	358,849
Cash and cash equivalents at end of period	$163,375	$267,134

Cash dividends paid per share	$0.49	$0.47

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2020
Net sales	$418,535	$197,923	$85,533	$—	$701,991
Inter-segment sales	24,783	4,483	1,725	(30,991)	—
Total	$443,318	$202,406	$87,258	$(30,991)	$701,991

Net income					$55,562
As a percent of total sales					7.9%

EBIT (1)	$69,512	$478	$12,492	$(1,099)	$81,383
As a percent of total sales	15.7%	0.2%	14.3%		11.6%
Special items charges (gains) (3)	1,190	6,137	—	—	7,327
Adjusted EBIT (2)	$70,702	$6,615	$12,492	$(1,099)	$88,710
As a percent of total sales	15.9%	3.3%	14.3%		12.6%

Three months ended March 31, 2019
Net sales	$457,719	$218,086	$83,369	$—	$759,174
Inter-segment sales	29,388	4,209	1,867	(35,464)	—
Total	$487,107	$222,295	$85,236	$(35,464)	$759,174

Net income					$71,480
As a percent of total sales					9.4%

EBIT (1)	$80,416	$11,138	$10,519	$(3,832)	$98,241
As a percent of total sales	16.5%	5.0%	12.3%		12.9%
Special items charges (gains) (4)	1,336	2,199	—	790	4,325
Adjusted EBIT (2)	$81,752	$13,337	$10,519	$(3,042)	$102,566
As a percent of total sales	16.8%	6.0%	12.3%		13.5%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2020 reflect Rationalization and asset impairment charges of $1,190 and $5,331 in Americas Welding and International Welding, respectively, and amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition.

(4)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,336 in Americas Welding and $2,199 in International Welding and acquisition transaction and integration costs of $790 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2019	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2020
Operating Segments
Americas Welding	$457,719	$(37,692)	$6,190	$(5,392)	$(2,290)	$418,535
International Welding	218,086	(30,507)	18,302	(1,691)	(6,267)	197,923
The Harris Products Group	83,369	2,800	—	323	(959)	85,533
Consolidated	$759,174	$(65,399)	$24,492	$(6,760)	$(9,516)	$701,991

% Change
Americas Welding	—%	(8.2%)	1.4%	(1.2%)	(0.5%)	(8.6%)
International Welding		(14.0%)	8.4%	(0.8%)	(2.9%)	(9.2%)
The Harris Products Group		3.4%	—	0.4%	(1.2%)	2.6%
Consolidated		(8.6%)	3.2%	(0.9%)	(1.3%)	(7.5%)